                                                                    EXHIBIT 99.1
--------------------------------------------------------------------------------
                                  PRESS RELEASE
--------------------------------------------------------------------------------

                                 ASTRO-MED, INC.
                            600 East Greenwich Avenue
                        West Warwick, Rhode Island 02893

For Immediate Release

Contact:  Albert W. Ondis
          Joseph P. O'Connell                                     March 22, 2005
          Astro-Med, Inc.
          (401) 828-4000

            Astro-Med Reports Fourth Quarter and Fiscal 2005 Results;
                     Directors Declare Regular Cash Dividend

West Warwick, RI, March 22, 2005 -- Astro-Med,  Inc.  (NASDAQ:ALOT)  reports net income of  $456,000,  equal to 8 cents per  diluted  share,  on record  sales of
$14,496,000  for  the  Fourth  Quarter  ending  January  31,  2005.  During  the corresponding  period of the previous year,  the Company  reported net income of
$1,000,000, equal to 17 cents per diluted share, on sales of $14,157,000.

For the twelve month period ended January 31, 2005,  net income was  $2,710,000, equal  to 47  cents  per  diluted  share,  on  sales  of  $55,975,000.  For  the corresponding  period last year the Company  reported net income of  $3,217,000, equal to 60 cents per diluted share, on sales of $55,781,000.

Commenting on the results, Albert W. Ondis, Chief Executive Officer, stated: "We are pleased that the Company  achieved  record sales in the Fourth  Quarter.  We experienced  healthy demand from our QuickLabel  Systems(R)product  group, where sales  increased 5% over the Third  Quarter and 12% for the year, as well as our
Grass-Telefactor(R)product  group,  which grew 14% over the Third Quarter sales.
Our Test &  Measurement  product group sales grew 15% over the Third Quarter figures. Although T&M sales declined from the prior year, this product group is  benefiting  from growing  industry  acceptance  of its  ruggedized  airborne products including Cockpit Printers and Ethernet Switches.

"During the year we  fulfilled  our plan to increase  revenue by  expanding  our overall  selling  and  marketing  activities.  We hired  additional  field sales personnel,  increased  our trade shows  representation  and broadened our global dealer organization. Additionally, we strengthened the technical capabilities in our R&D team by adding software and electrical engineering personnel.  There is great promise in the suite of new products  currently  under  development for all three product groups.

"At the end of the year our balance  sheet is even  stronger with an increase in cash and marketable securities, improved current ratio and no long or short term debt.  We  expect  continuous  improvement  in the year  ahead  as we drive  the
Company's strategy of sales growth and profitability."

On March 8, 2005, the Directors of Astro-Med declared the regular quarterly cash dividend of 4 cents per share payable on April 1, 2005 to shareholders of record on March 25, 2005.

The Fourth Quarter and Fiscal Year conference call will be held today, March 22,
2005, at 5:00 PM EST. It will be broadcast in real time on the Internet  through our website at  www.astro-med.com.  We invite you to log on and listen in or access the broadcast any time for up to 5 days following the event.

Astro-Med,  Inc.  is a  leading  manufacturer  of high tech  specialty  printing
systems,   electronic   medical   instrumentation,   and  test  and  measurement
instruments employed around the world in a wide range of industrial, scientific, and medical applications.

                                 ASTRO-MED, INC.

                      Consolidated Statement of Operations
                     In Thousands Except for Per Share Data
                                   (Unaudited)

                                              Three-Months Ending           Twelve-Months Ending
                                          January 31,     January 31,    January 31,    January 31,
                                              2005           2004           2005            2004
                                              ----           ----           ----            ----

Net Sales                                      $14,496        $14,157        $55,975         $55,781

Gross Profit                                     6,180          6,197         23,046          22,989
                                                 42.6%          43.8%          41.2%           41.2%
Operating Expenses:
   Selling, General & Administrative             4,416          4,136         16,429          15,673
   Research & Development                        1,054            954          4,047           3,686
   Restructuring and Impairment                     --            (15)             --            (15)
                                                 ------         ------       --------          ------
                                                 5,470          5,075         20,476          19,344

Operating Income                                   710          1,122          2,570           3,645
                                                   4.9%           7.9%           4.6%            6.5%

Other, Net                                           2             54            198             139
                                                -------         ------          -----          ------

Income Before Taxes                                712          1,176          2,768           3,784

Income Tax Benefit (Provision)                    (256)          (176)           (58)           (567)
                                                  -----         ------           ----           -----

Net Income                                      $  456        $ 1,000         $2,710          $3,217
                                                 ======        =======         ======          ======

Net Income Per Share - Basic                    $ 0.09        $  0.19         $ 0.51          $ 0.67
                                                 ======        =======         ======          ======
Net Income Per Share - Diluted                  $ 0.08        $  0.17         $ 0.47          $ 0.60
                                                 ======        =======         ======          ======

Weighted Average Number of Common
   Shares  - Basic                               5,296          5,154          5,290           4,837
Weighted Average Number of Common
   Shares  - Diluted                             5,687          5,971          5,781           5,342

Dividends Declared Per Common Share
                                              $   0.04       $   0.04       $   0.16        $   0.16

                           Selected Balance Sheet Data
                     In Thousands Except for Per Share Data

                                                           As of                As of
                                                     January 31, 2005      January 31, 2004
                                                     ----------------      ----------------

                 Cash & Marketable Securities            $13,983               $12,677

                 Current Assets                          $36,842               $32,017

                 Total Assets                            $47,155               $42,065

                 Current Liabilities                      $7,574                $7,518

                 Shareholders' Equity                    $38,408               $34,547

                              Safe Harbor Statement

This news release contains forward-looking statements, and actual results may vary from those  expressed  or implied  herein.  Factors that could affect these results  include  those  mentioned in  Astro-Med's  FY2004 annual report and its annual and quarterly filings with the Securities and Exchange Commission.